SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                               MY QUOTE ZONE, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

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

                               My Quote Zone, Inc.
             4F Jia De Plaza, No. 118 Qing Chun Road, Hangzhou City,
                      Zhejiang Province, P.R. China 310000.

                              INFORMATION STATEMENT
                           (Dated September __, 2007)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE STOCKHOLDERS WHO OWN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF MY QUOTE ZONE, INC. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on August 31, 2007 (the "Record Date") of the common stock, at $0.001 par value per share ("Common Stock"), of My Quote Zone, Inc., a Nevada corporation ("we" or the "Company"), in connection with the following (the "Actions"):

      1. The amendment of our Articles of Incorporation to change the name of our Company from My Quote Zone, Inc. to China 9D Construction Group; and

      2. The amendment of the Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued from 70,000,000 shares to 500,000,000 shares; and

      3. Change the fiscal year end of out Company from September 30th to December 31st; and

      4. The election of our Company's board of directors.

      Our board of directors has unanimously approved, and stockholders holding an aggregate of 37,418,343 shares, representing 53.7% percent of the 69,676,792 shares of our Common Stock issued and outstanding as of the Record Date, have consented in writing to, the Actions. Such approval and consent are sufficient under Section 78.320 of the Nevada General Corporation Law and our By-Laws to approve the Actions. The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Actions is authorized by Section 78.320, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Actions as early as possible in order to accomplish the purposes of our Company as hereafter described, the board of directors voted to utilize the written consent of the stockholder holding a majority of the voting power of our Company. Our board of directors does not intend to solicit any proxies or consents in connection with the foregoing actions. Accordingly, the Actions will not be submitted to our other stockholders for a vote and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Actions in accordance with the requirements of Nevada law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

      The address of our Company is Unit - 4F Jia De Plaza, No. 118 Qing Chun Road, Hangzhou City, Zhejiang Province, P.R. China 310000 (Previous address:
6130 Elton Avenue, Las Vegas, NV 89107).

                  1. CORPORATE NAME AND FISCAL YEAR END CHANGE

      Effective upon us filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada on the 21st day after the mailing of this Information Statement (the "Effective Date") to all of the holders of record of our Common Stock at the Record Date, we intend to change our Company's name from "My Quote Zone, Inc." to "China 9D Construction Group" and change our fiscal year end from September 30th to December 31st.

      We believe that this name change and fiscal year end change is appropriate to reflect our new business focus in the decorating and construction industry, following our merger transaction on August 10, 2007, as previously reported in our Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2007, whereby a wholly-owned subsidiary of our Company merged with and into China 9D Decoration Group Limited, a holding company for an architectural, interior design, decoration and furnishing company in the People's Republic of China (the "Merger Transaction").

                         2. INCREASE IN AUTHORIZED STOCK

      Our current Articles of Incorporation, filed with the Secretary of State of the State of Nevada on December 29, 2004, provide for an authorized capitalization consisting of 70,000,000 shares of common stock, $.001 par value per share. As a result of issuing additional shares of our Common Stock in connection with the Merger Transaction consummated on August 10, 2007, a total of 69,676,792 shares of our Common Stock was issued and outstanding as of the Record Date.

      At the Effective Date, we intend to increase the number of authorized shares of Common Stock from 70,000,000 to 500,000,000. We believe that this increase in the number of our presently authorized shares is appropriate and in the best interests of our Company because it would gives us the flexibility to issue equity in connection with any potential transactions, including an extraordinary corporate transaction such as a merger or reorganization. Such potential transaction could also involve, among other things, issuing shares of our Common Stock in order to (i) raise capital to finance a potential acquisition, (ii) issue shares of our Common Stock directly to a seller in a potential acquisition, (iii) raise capital to refinance all or a portion of our existing credit facility and/or (iv) raise capital to accelerate our drilling program and provide general working capital. At this time, this increase in the number of authorized shares of Common Stock is not specifically for any such purpose. Such increase in the authorized shares is necessary in the event that we wish to issue equity with respect to our officers, directors and employees in the form of stock options or other equity incentive plans.

      Since the number of authorized shares of our Common Stock will be increased by 430,000,000 shares, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our Common Stock.

      Release No. 34-15230 of the staff of the Securities and Exchange Commission (the "Commission") requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. However, the proposed increased in the number of shares of authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the number of shares of authorized Common Stock is to provide our Company's management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, our Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As a consequence, the increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of our Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of our Company's shares that could result from actual or rumored takeover attempts. Our Company currently has no such provisions in any of its governing documents.

      As summarized below, provisions of our Articles of Incorporation and by-laws and applicable provisions of the Nevada Revised Statutes may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing its board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company's control or in its management.

      Undesignated Preferred Stock. Our Articles of Incorporation authorize issuance of shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors can also fix the number of shares constituting a series of preferred stock, without any further vote or action by our Company's stockholders. The issuance of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of our Company's Common Stock to decline or (iii) impairing the voting power and other rights of the holders of our Company's Common Stock.

      No Cumulative Voting. Our Company's Articles of Incorporation and bylaws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of our Company's issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Company's board of directors or for another party to obtain control of our Company by replacing its board of directors.

                      3. AMENDED ARTICLES OF INCORPORATION

      We intend to file with the Secretary of State of Nevada its Certificate of Amendment of Articles of Incorporation, in the form attached hereto as Exhibit A, approximately 21 days after mailing the definitive form of this Information Statement to our holders of record of Common Stock at the Record Date. The Certificate of Amendment will provide for (i) our change of the name of our Company to "China 9D Construction Group" and (ii) the increase in the amount of authorized Common Stock, both as adopted by the consent of the majority of our stockholders as of August 31, 2007.

                            4. ELECTION OF DIRECTORS

Newly Appointed Directors

      At the Effective Date, the following individuals will become new directors of our Company:

            Name                         Age            Position
            ----                         ---            --------
            Zheng Ying                   40             Chairman
            Ying Luo                     45             Director
            Jingsong Li                  39             Director
            Song Cai                     35             Director
            Yufei Yu                     34             Director

      Set forth below is the business experience of the above new directors:

Zheng Ying, Chairman of the Board

      Mr. Ying, age 40, graduated with a degree in Architecture from Tianjin University in 1989. From 1989 to 2002, Mr. Ying worked in different real estate construction companies and gained extensive experience related to the architecture and home decoration industry. From April 2002 to October 2005, he was the Chief Executive Officer of Tianjin Xinye Real Estate Developing Company Limited. His responsibilities included business strategy development, coordinating different department working task, in charge of many real estate projects funding, construction, designing and market promotion. From November 2005 until August 2007, Mr. Ying served as Chief Executive Officer in Tianjin Yufeng Investment Company, and he managed the development and operation of many construction projects. During year 2005 and 2006, Mr. Ying also served as a consultant to Tianjin Kong Harbor Logistics Company Limited. With more than 20 years in the field, Mr. Ying possesses experience in exterior and interior decoration, research and development, management, international trade negotiations and business relations.

Jingsong Li, Director

      Jingsong Li, age 39, was graduated with a degree in Economics from Tianjin University of Commerce in 1990. From 1997 to 2006, he took on several management positions, ranging from inventory manager, logistics and planning manager, and finally to the vice president of China Textile Imported and Exported Co., Ltd. He was responsible for international business department operation, productivity improvement and process optimization. From 2006 to the present, he has worked at China US Bridge Capital Ltd. as an associate director and a financial advisor; he manages client's merger and acquisition part operations.

Ying Luo, Director

      Ying Luo, age 45, graduated with a B.A. in Economics from Zhejiang University of Commerce in 1984. In 1997, she graduated with an M.A. in Economics from Xiamen University. Since 2000, she has been a director of Finance and Operations department in Zhejiang Huhangyong Highway Management Company. She is responsible for developing system implementations of planning, location sensitivity, physical inventories and forecasting.

Song Cai, Director

      Song Cai, age 35, was graduated from Zhengjiang Institute of Technology in 2003. He is currently the vice president of Zhejiang 9D Decoration Company Limited, and in charge of its home decoration technology division. Mr. Cai joined our Company in 1998 and he has almost ten years experience and outstanding achievement in the home exterior and interior decoration industry.

Yufei Yu, Director

      YuFei Yu, age 34, joined Zhejiang 9D Decoration Company Limited - Wuxi branch as a director of marketing department in 2000. Since August 2006, he has served as the general manager of Zhejiang 9D Investment Developing Company Limited. Mr. Yu planned, directed, managed and completed many different projects and at the same time, ensured that our Company's objectives were accomplished.

No Legal Proceedings

      None of the above persons nominated and elected to become directors: (i) during the last five years has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) during the last five years has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction; and (ii) was and is not, as a result of any such proceeding, subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or a finding of any violation with respect to such laws. None of the above persons nominated and elected to become directors has, during the last five years, been a party to any bankruptcy petition filed by or against any business of which any of them was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Board of Directors: Compensation and Meetings

      All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected, or upon their earlier resignation or removal as provided in our Company's by-laws.

      No director receives any fee, salary or commission for service as a director. In addition, no such arrangement is contemplated for the foreseeable future. All directors may be reimbursed by our Company for any expenses incurred in attending directors' meetings provided that our Company has the resources to pay these fees. Our Company will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Committees of the Board of Directors

      Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. The audit committee will have a designated Audit Committee Financial Expert and be responsible to review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers.

      No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

Certain Information concerning Executive Officers

Existing Management

      The following table sets forth information regarding the executive officers and existing director of our Company as of the Record Date:

            Name                    Age      Title
            ----                    ---      -----
            Hui Ping Cheng (1)      43       President, Chief Financial Officer,
                                             and Director
            Zheng Ying (2)          40       Chief Executive Officer
            Yanbin Wang (2)         37       Chief Financial Officer
            Zhongzhi Yu (2)         35       Secretary

----------
      (1) Hui Ping Cheng has resigned as an officer of our Company, effective August 31, 2007, and as a director of our Company, effective as of the Effective Date.

      (2) Appointed as an office as of August 31, 2007

Hui Ping Cheng, Director, President, Chief Executive Officer and
Chief Financial Officer

      Ms. Cheng, born in April 1964, age 43, has been employed as a senior accountant and accounting department director by Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she managed and oversaw our Company's accounting department. She has been employed as the director and President by Max Time Enterprise Limited from April 2007 until the present.

Zheng Ying, Chief Executive Officer and Chairman of the Board

      Mr. Ying, age 40, graduated his major in Architecture major from Tianjin University in 1989. From 1989 to 2002, Mr. Ying worked in different real estate construction companies and accumulated outstanding experience related to the architecture and home decoration industry. From April 2002 to October 2005, he became the Chief Executive Officer of Tianjin Xinye Real Estate Developing Company Limited. He was responsible for our Company's business strategy development, coordinating different departments working task, in charge of many real estate projects funding, construction, designing and market promotion. From November 2005 until August 2007, Mr. Ying served as Chief Executive Officer in Tianjin Yufeng Investment Company, and he managed the development and operation of many construction projects. During year 2005 and 2006, Mr. Ying also served as a consultant to Tianjin Kong Harbor Logistics Company Limited.

With more than 20 years in the field, Mr. Ying possesses experiences in building's exterior and interior decoration, research and development, management, international trade negotiations discussion and business relations.

Yanbin Wang, Chief Financial Officer

      Yanbin Wang, age 37, was graduated accounting major from Shandong Industrial Technology College in 1992. In 2002, Mr. Wang got his master degree in accounting from Beijing Technology and Business University. Mr. Wang is a senior executive with extensive hands-on experience in financial planning, accounting, business leadership and management. He worked in China Industrial and Commercial Bank (Shandong Branch) from 1994 to 1999, accumulated excellent experience related to bank's finance and developed communication network with governments and logistics partnership with top valuable clients.

Mr. Wang joined China Potevio Group Co., Ltd since 2002 until August 2007. He has been working with board of directors, banks and attorneys regarding our Company's internal structure transformation. Responsibilities include financial planning and analysis, business expansion and startups, crisis management, transformation coordination, capital re-composition. He has directed many Potevio Group's operational subsidiaries restructuring project: re-combined different departments' capital resource; re-placed over 12000 employees in different departments; coordinated works and negotiated with governments, banks, creditors, investors and agents regarding the merger and acquisition of the business; drove the operational planning and successful execution for new departments.

Zhongzhi Yu, Secretary

Mr. Yu, age 35, was a manager in the marketing department in Guangdong Midea Group Co., Ltd., from 1999 to 2001. He was responsible for setting up a sales network, marketing and developing the northeast market in China. From 2002 to 2004, he served as a director of marketing department of Ningbo Boer Group Co., Ltd. Since 2004, Mr. Yu has been the Vice President of Beijing Huada Tianying Environment Protection Technology Co., Ltd. He leaded operations and strategic direction with full responsibility for bottom-line factors, including long-range planning, business account management, merger and acquisition; cross-functional management in financial department, marketing department and sales department.

No Legal Proceedings

      None of the above executive officers or directors: (i) during the last five years has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) during the last five years has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction; and (ii) was and is not, as a result of any such proceeding, subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or a finding of any violation with respect to such laws. None of the above executive officers or directors has, during the last five years, been a party to any bankruptcy petition filed by or against any business of which any of them was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Executive Compensation.

      The following table sets forth summary information concerning the compensation received for services rendered to us during the last three fiscal years by our officers and directors.

Summary Compensation Tables

                        ---------------------------------
                               Annual Compensation
                        ---------------------------------

Name and
Principal                                             Other Annual       Stock
Position            Year   Salary ($)   Bonus ($)   Compensation ($)   Awards($)
--------------------------------------------------------------------------------
Eduard Tabara
    President (1)   2006     -0-          -0-            -0-             -0-
                    2005     -0-          -0-            -0-             -0-
                    2004     -0-          -0-            -0-             -0-

Mark Theis
    Director (2)    2006     -0-          -0-            -0-             -0-
                    2005     -0-          -0-            -0-             -0-
                    2004     -0-          -0-            -0-             -0-
--------------------------------------------------------------------------------
(1)   Mr. Tabara resigned as officer of our Company as of July 23, 2007.

(2)   Mr. Theis resigned as director of our Company as of July 23, 2007.

Long Term Compensation Table

                        ---------------------------------
                             Long Term Compensation
                        ---------------------------------
                                 Awards Payouts
                        ---------------------------------

                                                         Securities          LTIP         All Other
Name and Principal              Restricted  Stock    Underlying Options/    Payouts     Compensation
     Position          Year        Award(s)($)            SARs(#)             ($)            ($)
----------------------------------------------------------------------------------------------------
Eduard Tabara
    President (1)      2006           -0-                   -0-               -0-            -0-
                       2005           -0-                   -0-               -0-            -0-
                       2004           -0-                   -0-               -0-            -0-

Mark Theis
    Director (2)       2006           -0-                   -0-               -0-            -0-
                       2005           -0-                   -0-               -0-            -0-
                       2004           -0-                   -0-               -0-            -0-
----------------------------------------------------------------------------------------------------

(1)   Mr. Tabara resigned as officer of our Company as of July 23, 2007.

(2)   Mr. Theis resigned as director of our Company as of July 23, 2007.

      Our Company currently does not have employment agreements with its executive officers. The executive officer/director of our Company has agreed to take no salary until our Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. They will receive no accrued remuneration.

Certain Relationships and Related Transactions

      Except as otherwise disclosed herein, there have not been any transactions, or proposed transactions, during the last two years, to which our Company was or is to be a party, in which any director or executive officer of our Company, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of our Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

      Our principal stockholder, Max Time Enterprise Limited, which holds approximately 34.27% of the outstanding shares of our Company's Common Stock, is controlled by Hui Ping Cheng, our sole director and former President and Chief Financial Officer.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934

      Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of the outstanding Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the Commission. Executive officers, directors, and greater-than-ten percent holders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms received, we believe that all filing requirements applicable to its directors, executive officers and beneficial owners of 10% or more of the common stock have been complied with.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, our authorized capitalization consists of 70,000,000 shares of Common Stock, of which 69,676,792 shares were issued and outstanding. Holders of Common Stock have equal rights to receive dividends when, as and if declared by our board of directors, out of funds legally available therefore. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights and are entitled, upon liquidation of our Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock are fully paid and nonassessable.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the ownership of our common stock as of the Record Date by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.

   Stockholders                                                 No. of Shares       Percentage
   ------------                                                 -------------       ----------

   Max Time Enterprise Limited - Hui Ping Cheng                   23,879,996          34.27%

   Guo-Hong Zhou                                                  5,247,810            7.53%

   Guo-Tuan Zhou                                                  5,247,810            7.53%

   All directors and named executive officers as a group          23,879,996          34.27%

      This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. The percentages listed in the "Percentage" column are based upon 69,676,792 issued and outstanding shares of Common Stock as of the Record Date.

Change In Control

      On July 23, 2007, Max Time Enterprise Limited ("Purchaser") purchased from stockholders of our Company an aggregate of 23,879,966 shares of our then outstanding common stock for a total purchase price of $600,000 (the "Stock Transaction"). The purchased shares constituted, in the aggregate, 70.5% of the then issued and outstanding shares of our common stock, resulting in a change in the controlling interest of our Company. The source of the funds with which Purchaser purchased such shares was working capital.

      Prior to the Stock Transaction, Mark Theis and the Metzger Family, as the two largest selling stockholders of our Company, held 9,000,000 and 5,760,000 shares of our Company's Common Stock, respectively, representing collectively 43.6% of our issued and outstanding shares of Common Stock.

      Despite Max Time Enterprise Limited's ownership interest being reduced to approximately 34.27% of the outstanding shares of our Common Stock as a result of the Merger Transaction completed August 10, 2007, Max Time Enterprise Limited will continue to be a position to exert significant influence over the affairs of our Company. Max Time Enterprise Limited is owned by Hui Ping Cheng, our sole director and former President and Chief Financial Officer, prior to her resignation from such offices on August 31, 2007. Effective upon the close of business on the Effective Date, Ms Cheng shall also resign from her position as a director of our Company.

                                            By order of the board of directors,

                                            Hui Ping Cheng
                                            Chairman and Chief Executive Officer

September ___, 2007

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                               MY QUOTE ZONE, INC.

                                   * * * * * *

      IT IS HEREBY CERTIFIED THAT:

      FIRST: The name of the corporation is My Quote Zone, Inc. (hereinafter called the "Corporation").

      SECOND: Number of shares of Common Stock authorized to be issued is 70,000,000, at $0.001 par value.

      THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking out Articles First and Third thereof in their entirety and substituting in lieu of said Articles the following new Articles:

            "FIRST: The name of the corporation (hereinafter called the "Corporation") is China 9D Construction Group.

            THIRD: Number of shares of Common Stock authorized to be issued is 500,000,000, at $0.001 par value."

      FOURTH: The amendment of the Articles of Incorporation herein certified has been duly adopted by the written consent of stockholders holding an aggregate of 37,418,343 shares in the Corporation, representing a majority of the voting power, in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Articles of Incorporation to be signed by its duly authorized officer this ___ day of _______ 2007.

                                                  By:
                                                       -------------------------
                                                  Name:
                                                  Title: Chief Executive Officer